Exhibit 99.1
INVESTOR RELATIONS UPDATE
April 3. 2009
General Comments
•	2009 Capacity Guidance — For 2009, domestic mainline capacity will be down eight to ten percent while total mainline capacity will be down four to six percent. Express capacity will be down five to seven percent.

•	Cash / Financing Commitments — At the end of FY08, the Company had approximately $2.0 billion in total cash and investments, of which $0.7 billion was restricted. As of December 31, 2008, the Company’s Auction Rate Securities had a book value of $187 million ($411 million par value). While these securities are held as investments in non-current marketable securities on our balance sheet, they are included in our unrestricted cash calculation. Included in the Company’s restricted cash balance as of December 31, 2008 was $185 million related to letters of credit collateralizing certain counterparties to the Company’s fuel hedging transactions. In addition, as of December 31, 2008, the Company had $276 million in cash deposits held by counterparties to its fuel hedging transactions, which are not included in the total cash balance.
•	Fuel — US Airways uses costless collars on Heating Oil Futures as a fuel-hedging vehicle. For 1Q09, the Company had approximately 29% of its consolidated fuel consumption (38% mainline) hedged, and anticipated paying between $2.21 and $2.26 per gallon of jet fuel (including taxes and hedges). The weighted average collar range of the hedges in place is between $3.32 and $3.52 per gallon of heating oil, or between $126.15 and $134.55 per barrel of crude oil. Forecasted volume, fuel prices, hedge percentages, and equivalent price per barrel of crude oil are provided in the table below.
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.
•	Cargo / Other Revenue — Cargo / Other Revenue includes: cargo revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, Materials Services Company (MSC), and inflight service revenues. Cargo / Other revenues have been reduced from previous guidance due to lower cargo revenue resulting from the sustained global macroeconomic slowdown and the reinstatement of complimentary inflight beverages. The Company’s a la carte revenue initiatives are expected to generate between $400 and $500 million in revenue on an annualized basis.
•	Taxes / NOLs — As of December 31, 2008, the Company had approximately $1.49 billion of net operating loss carryforwards (NOL) to reduce future federal taxable income. Of this amount, approximately $1.44 billion is available to reduce federal taxable income in 2009.
The Company’s deferred tax asset, which includes the $1.49 billion of NOL discussed above, has been subject to a full valuation allowance. Future utilization of the NOL will result in a corresponding decrease in the valuation allowance and offset the Company’s tax provision dollar for dollar. As of December 31, 2008, the Company’s federal valuation allowance is $568 million and the state valuation allowance is $82 million.
To the extent profitable in 2009, the Company will use NOL to reduce federal and state taxable income. The Company also may be subject to AMT liability and obligated to record and pay state income tax related to certain states where NOL may be limited or not available to be used.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
April 3, 2009
Mainline Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.
•	Cargo / Other revenues have been reduced from previous guidance due to lower cargo volumes resulting from the sustained macroeconomic slowdown and the reinstatement of complimentary inflight beverages. The Company’s a la carte revenue initiatives are expected to generate between $400 and $500 million in revenue on an annualized basis.

Mainline Guidance	1Q09E	2Q09E	3Q09E	4Q09E	FY09E
Available Seat Miles (ASMs) (bil)	~17.0	~18.1	~18.9	~16.9	~70.9
CASM ex fuel, special items & profit sharing (YOY % change) [1]	+1% to +3%	+1% to +3%	+1% to +3%	+3% to +5%	+2% to +4%

Cargo / Other Revenues ($ mil)	~295	~315	~340	~330	~1,280

Fuel Price (incl hedges and taxes) ($/gal)	2.21 to 2.26	2.08 to 2.13	1.92 to 1.97	1.82 to 1.87	2.01 to 2.06
Fuel Gallons Consumed (mil)	~260	~282	~296	~267	~1,105

Percent Hedged	38%	24%	10%	—	18%
Weighted Avg. Heating Oil Collar Range ($/gal)	3.32 to 3.52	3.52 to 3.72	3.44 to 3.64	—	3.41 to 3.61
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)	3.37 to 3.57	3.58 to 3.78	3.54 to 3.74	—	3.47 to 3.67

Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)	126.15 to 134.55	140.71 to 149.11	137.12 to 145.52	—	132.86 to 141.26
Estimated Jet Fuel Price Assumption (unhedged, incltransport) (($/gal)	~1.38	~1.52	~1.66	~1.76	~1.59
Impact of Fuel Hedges (Gains)/Losses ($/gal)	0.76	0.49	0.19	—	0.36

Interest Expense ($ mil)	~70	~85	~90	~90	~335
Interest Income ($ mil)	~(7)	~(12)	~(15)	~(15)	~(50)
Other Non-Operating (Income) / Expense ($ mil)[2]	~10	—	—	—	~10

Capital Update ($ mil)	FY09E
Cash Capex (non-aircraft)	$180
Net aircraft / PDP Capex (A320/A321/A330 Acquisition & PDP)	$185

Notes:

1.	CASM ex fuel, special items & profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

2.	Other Non-Operating (Income) / Expense include primarily gains and losses from foreign currency and the disposition of assets
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
April 3, 2009
Express Comments
•	US Airways Express is a network of eight regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.

Express Guidance	1Q09E	2Q09E	3Q09E	4Q09E	FY09E
Available Seat Miles (ASMs) (bil)	~3.5	~3.6	~3.6	~3.5	~14.1
CASM ex fuel ( YOY % change) [1]	+3% to +5%	+6% to +8%	+5% to +7%	+3% to +5%	+4% to +6%

Fuel Price (incl taxes) ($ /gal)	1.51 to 1.56	1.60 to 1.65	1.73 to 1.78	1.83 to 1.88	1.67 to 1.72
Fuel Gallons Consumed (mil)	~81	~83	~85	~81	~330

Express Carriers
Air Wisconsin Airlines Corporation	Piedmont Airlines, Inc. [2]
Chautauqua Airlines, Inc.	PSA Airlines, Inc [2]
Colgan Air, Inc. [4]	Republic Airways
Mesa Airlines [3]	Trans States Airlines, Inc. [4]

Notes:

1.	CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc

4.	Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
April 3, 2009
Fleet Comments
•	The 2009 fleet plan includes the return of 28 aircraft. Current planned returns include 6 737-300 aircraft, 7 A320 aircraft and 15 757-200 aircraft. In addition, as part of the previously announced fleet replacement plan, the Company expects to take delivery of 25 aircraft, including 2 A320 aircraft, 18 A321 aircraft and 5 A330 aircraft.

•	The Company has secured financing for the A321 aircraft deliveries through June 2009. In addition, the scheduled A320 family aircraft have backstop financing available through the manufacturer. The A330 deliveries do not currently have backstop financing; however, the Company is currently evaluating financing alternatives for these aircraft.
Mainline Fleet Update (End of Period)

Mainline	YE08A	1Q09A	2Q09E	3Q09E	4Q09E	FY09E

EMB-190	25	25	25	25	25	25
737-300	30	28	25	24	24	24
737-400	40	40	40	40	40	40
A319	93	93	93	93	93	93
A320	75	70	69	68	70	70
A321	33	35	41	47	51	51
A330	9	9	11	12	14	14
B757	39	37	37	32	24	24
B767	10	10	10	10	10	10

Total	354	347	351	351	351	351

Express Fleet Update (End of Period)

Express	YE08A	1Q09A	2Q09E	3Q09E	4Q09E	FY09E

DH8	61	59	56	56	51	51
CRJ-200	116	115	115	114	114	114
CRJ-700	14	14	14	14	14	14
CRJ-900	38	38	38	38	38	38
EMB-170	20	20	20	20	20	20
ERJ-145	9	9	9	9	9	9
EMB-175	38	38	38	38	38	38

Total	296	293	290	289	284	284

Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING
April 3, 2009
•	During 4Q08, the Company had 114.1 million basic and diluted weighted average shares outstanding. Both basic and diluted shares guidance is provided in the table below.

Shares Outstanding ($ and shares mil)	Basic	Diluted	Interest Addback

For Q1 through Q4 2009
Earnings above $102	114.3	117.4	$2.7
Earnings up to $102	114.3	114.3	—
Net Loss	114.3	114.3	—

Full Year 2009
Earnings above $409	114.3	117.4	$10.9
Earnings up to $409	114.3	114.3	—
Net Loss	114.3	114.3	—

Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
April 3, 2009
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2008, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel costs, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	1Q09 Range		2Q09 Range		3Q09 Range		4Q09 Range		FY09 Range
	Low	High	Low	High	Low	High	Low	High	Low	High

Mainline
Mainline Operating Expenses	$2,046	$2,088	$2,108	$2,152	$2,111	$2,156	$1,964	$2,006	$8,228	$8,402
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	575	588	587	601	568	583	486	499	2,215	2,271
Less Special Charges	—	—	—	—	—	—	—	—	—	—

Mainline Operating Expense excluding fuel, special items, and profit sharing	1,471	1,501	1,521	1,551	1,542	1,573	1,478	1,507	6,013	6,131

Mainline CASM (GAAP) (cts)	12.04	12.28	11.64	11.89	11.17	11.41	11.62	11.87	11.61	11.85
Mainline CASM excluding fuel, special items, and profit sharing (Non-GAAP) (cts)	8.66	8.83	8.40	8.57	8.16	8.32	8.74	8.91	8.53	8.69

Mainline ASMs (bil)	17.0	17.0	18.1	18.1	18.9	18.9	16.9	16.9	70.9	70.9

Express
Express Operating Expenses	$608	$621	$606	$619	$621	$635	$609	$622	$2,425	$2,478
Less Express Fuel Expense	122	126	133	137	147	151	148	152	551	568

Express Operating Expenses excluding Fuel	486	495	473	482	474	483	461	470	1,874	1,910

Express CASM (GAAP) (cts)	17.37	17.75	16.82	17.19	17.26	17.63	17.41	17.78	17.20	17.57
Express CASM Excluding Fuel (Non-GAAP) (cts)	13.87	14.14	13.13	13.38	13.18	13.43	13.17	13.43	13.29	13.55

Express ASMs (bil)	3.5	3.5	3.6	3.6	3.6	3.6	3.5	3.5	14.1	14.1

Note:	Amounts may not recalculate due to rounding
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS
April 3, 2009
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; the impact of economic conditions; changes in prevailing interest rates, a reduction in the availability of financing and increased costs of financing; the Company’s high level of fixed obligations and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes and operate pursuant to the terms of our financing facilities (particularly the financial covenants); the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations, including the ability of the Company to complete the integration of the labor groups of the Company and America West Holdings; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; the impact of fuel price volatility, significant disruptions in fuel supply and further significant increases to fuel prices; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of the integration of the Company’s business units; the impact of changes in the Company’s business model; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the impact of industry consolidation; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s route network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; security-related and insurance costs; weather conditions; the cyclical nature of the airline industry; the impact of foreign currency exchange rate fluctuations; the ability to use pre-merger NOLs and certain other tax attributes; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-K for the year ended December 31, 2008 and in the Company’s filings with the SEC, which are available at www.usairways.com
Please refer to the footnotes and the forward looking statements page of this document for additional information